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                                                                                    Exhibit 12-A
                                                                                    Page 1 of 3

                          METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANY
                                STATEMENTS SHOWING COMPUTATION OF RATIO
                  OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 BASED ON SEC REGULATION S-K, ITEM 503
                                            (In Thousands)
                                                     Twelve Months Ended
                                 December 31,      December 31,   December 31,    December 31,
                                    1989              1990           1991            1992
      OPERATING REVENUES           $680 458         $719 387        $788 462        $821 823
      OPERATING EXPENSES
        (excluding taxes
        based on income)            521 027          559 701         687 439         660 497
        Interest portion
        of rentals (A)                6 583            6 830           5 574           5 817
          Net expense               514 444          552 871         681 865         654 680

      OTHER INCOME:
        Allowance for funds
          used during
          construction                3 529            3 912           2 330           2 858
        Other income, net            21 566           17 833          15 531           3 229
          Total other income         25 095           21 745          17 861           6 087

      EARNINGS AVAILABLE FOR
      FIXED CHARGES                $191 109         $188 261        $124 458        $173 230

      FIXED CHARGES:
        Interest on funded
          indebtedness             $ 32 049         $ 33 512        $ 36 413        $ 38 882
        Other interest               10 615           11 121           9 028           6 039
        Interest portion
          of rentals (A)              6 583            6 830           5 574           5 817
           Total fixed charges     $ 49 247         $ 51 463        $ 51 015        $ 50 738

      RATIO OF EARNINGS TO
      FIXED CHARGES                    3.88             3.66            2.44            3.41

      Preferred stock dividend
        requirements               $ 10 289         $ 10 289        $ 10 289        $ 10 289
      Ratio of income before
        provision for income
        taxes to net income(B)        157.3%           146.8%          154.9%          167.6%
      Preferred stock dividend
        requirement on a pre-
        tax basis                    16 184           15 104          15 937          17 244
      Fixed charges, as above        49 247           51 463          51 015          50 738
          Total fixed charges
            and preferred
            stock dividends        $ 65 431         $ 66 567        $ 66 952        $ 67 982

      RATIO OF EARNINGS TO
      COMBINED FIXED CHARGES
      AND PREFERRED STOCK
      DIVIDENDS                        2.92             2.83            1.86            2.55

                                                                                    Exhibit 12-A
                                                                                    Page 2 of 3

                          METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANY
                                STATEMENTS SHOWING COMPUTATION OF RATIO
                  OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 BASED ON SEC REGULATION S-K, ITEM 503
                                            (In Thousands)
                                                        Twelve Months Ended
                                                                              Proforma
                                          December 31,       March 31,        March 31,
                                             1993              1994            1994 (c)
      OPERATING REVENUES                   $801 487          $802 247         $802 247
      OPERATING EXPENSES
        (excluding taxes
        based on income)                    624 025           626 001          626 001
        Interest portion
        of rentals (A)                        4 932             5 042            5 042
          Net expense                       619 093           620 959          620 959

      OTHER INCOME:
        Allowance for funds
          used during
          construction                        2 919             2 700            2 700
        Other income, net                    (5 581)           24 013           24 013
          Total other income                 (2 662)           26 713           26 713

      EARNINGS AVAILABLE FOR
      FIXED CHARGES                        $179 732          $208 001         $208 001

      FIXED CHARGES:
        Interest on funded
          indebtedness                     $ 42 887          $ 42 528         $ 42 528
        Other interest                        6 990            15 135           26 385
        Interest portion
          of rentals (A)                      4 932             5 042            5 042
           Total fixed charges             $ 54 809          $ 62 705         $ 73 955

      RATIO OF EARNINGS TO
      FIXED CHARGES                            3.28              3.32             2.81

      Preferred stock dividend
        requirements                       $  6 960          $  5 296         $  5 296
      Ratio of income before
        provision for income
        taxes to net income(B)                160.4%            164.0%           163.1%
      Preferred stock dividend
        requirement on a pre-
        tax basis                            11 164             8 685            8 638
      Fixed charges, as above                54 809            62 705           73 955
          Total fixed charges
            and preferred
            stock dividends                $ 65 973          $ 71 390         $ 82 593

      RATIO OF EARNINGS TO
      COMBINED FIXED CHARGES
      AND PREFERRED STOCK
      DIVIDENDS                                2.72              2.91             2.52

                                                                                    Exhibit 12-A
                                                                                    Page 3 of 3


                          METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANY
                                STATEMENTS SHOWING COMPUTATION OF RATIO
                  OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 BASED ON SEC REGULATION S-K, ITEM 503
                                            (In Thousands)



      NOTES:

      (A)  The Company included the equivalent of the interest portion of all rentals charged to income  as fixed  charges for this  statement and  has excluded such  components from
           Operating Expenses.

      (B)  Represents income before provision  for income taxes of $141,862,  $136,798, $73,443,
           $122,492,  $124,923, $145,296 and  $134,046 for the  years 1989  through 1993, twelve months  ended  March  31, 1994  and  proforma  twelve months  ended  March  31, 1994, respectively, divided  by income  before cumulative  effect of  accounting change  of
           $90,164, $93,191, $47,400, $73,077, $77,875, $88,619 and $82,202, respectively.

      (C)  Gives effect to the issuance of  $125,000,000 aggregate stated liquidation preference of Preferred Securities and the use of the proceeds thereof to purchase the Company's
           Subordinated Debentures at an assumed rate of 9%.
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